EXECUTION VERSION

CONSENT AND FORBEARANCE AGREEMENT
This Consent and Forbearance Agreement (this “Agreement”) is entered into as of June 21, 2017 by and among Emergent Capital, Inc., a Florida corporation (the “Company”), each of the holders listed on the signature pages hereto (each a “Noteholder,” and collectively, the “Noteholders”), and Wilmington Trust, National Association, as indenture trustee (the “Trustee”), relating to the Indenture, dated as of March 11, 2016 (as amended supplemented or otherwise modified from time to time, the “Indenture”), among the Company and the Trustee.
W I T N E S S E T H:
WHEREAS, the Company has heretofore issued its 15.0% Senior Secured Notes due 2018 (the “Securities”) pursuant to the Indenture;
WHEREAS, the Noteholders beneficially own 100% of the outstanding aggregate principal amount of the Securities;
WHEREAS, pursuant to Section 2.08 of the Indenture, accrued and unpaid interest in the amount of $1,152,089.58 is due to the Noteholders (the “Interest Payment”) on June 15, 2017 (the “Interest Payment Date”);
WHEREAS, pursuant to Section 5.01 of the Indenture, failure to pay the Interest Payment on the Interest Payment Date constitutes an event of default (the “Specified Default”);
WHEREAS, in order to avoid the Specified Default, the Company requests that the Noteholders (i) consent to extend the Interest Payment that would otherwise be due and payable on the Interest Payment Date until June 30, 2017 and (ii) forbear from exercising their rights and remedies under the Transaction Documents solely with respect to the Specified Default, as more particularly provided herein; and
WHEREAS, the Noteholders are willing to (i) consent to extend the Interest Payment that would otherwise be due and payable on the Interest Payment Date until June 30, 2017 and (ii) forbear from exercising such rights and remedies solely with respect to the Specified Default for a limited period of time, as more particularly provided herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby acknowledge and agree as follows:
1.Definitions. Unless otherwise defined in this Agreement, initial capitalized terms have the meanings given to them in the Indenture.
2.    Consent. Each Noteholder hereby consents to extend the Interest Payment that would otherwise be due and payable on the Interest Payment Date, but for this Agreement, until June 30, 2017.

3.    Forbearance. Each Noteholder hereby agrees to forbear from exercising their rights and remedies against the Issuer under the Transaction Documents solely with respect to the Specified Default during the period commencing on June 15, 2017 and ending on the date that is the earlier of (i) July 1, 2017 and (ii) the date on which any other breach of any Transaction Document by Issuer occurs (the “Termination Date”). Each Noteholder’s forbearance, as provided herein, shall immediately and automatically cease without notice or further action on the Termination Date. On and from the Termination Date, the Noteholders may, in their sole discretion, exercise, or direct the Indenture Trustee to exercise, in accordance with the Indenture, any and all remedies available to them under the Indenture as a result of, or related to, the Specified Default; provided that if the Issuer makes the Interest Payment in full in accordance with the Indenture prior to the Termination Date, the Specified Default shall be waived.
4.    Limitation of Forbearance. The forbearance and waiver set forth above shall be limited precisely as written and relates solely to the Specified Default in the manner and to the extent described above and nothing in this Agreement shall be deemed to:
(a)    Constitute a waiver of compliance by the Issuer with respect to any other term, provision or condition of the Indenture or any other Transaction Document, or any other instrument or agreement referred to therein;
(b)    Prejudice any right or remedy that the Indenture Trustee or the Noteholders may now have or may have in the future with respect to the occurrence of any Default other than the Specified Default; or
(c)    Prejudice any right or remedy that the Indenture Trustee or the Noteholders may now have or may have in the future under or in connection with the Indenture or any other Transaction Document, or any other instrument or agreement referred to therein.
5.    Representations, Warranties and Direction. Each Noteholder hereby represents and warrants to the Company and the Trustee that on the date hereof, such Noteholder is the beneficial owner of the aggregate principal amount of Securities set forth on such Noteholder’s signature hereto. Each Noteholder hereby authorizes and directs the Trustee to execute and deliver this Agreement.
6.    Effect on Indenture. The execution, delivery, and performance of this Agreement shall not operate, except as expressly provided herein, as a waiver of or, as an amendment of, any right, power, or remedy of the Noteholders under the Indenture, except as expressly set forth in Sections 2 and 3 hereof. Except to the extent expressly amended hereby, the Indenture shall be unaffected hereby, shall continue in full force and effect, is hereby in all respects ratified and confirmed, and shall constitute the legal, valid, binding and enforceable obligations of the parties thereto. The foregoing consent and forbearance shall not constitute (x) a modification or alteration of the terms, conditions or covenants of the Indenture or (y) a waiver, release or limitation upon the exercise by the Noteholders of any of its rights, legal or equitable, thereunder, in each case other than as specifically set forth herein.

7.    Effectiveness of this Agreement. The effectiveness of this Agreement, and the respective obligations of the parties under this Agreement, are conditioned upon the receipt by the Company of the signatures hereto of the Noteholders holding 100% of the aggregate principal amount of outstanding Securities.
8.    Entire Agreement. There are no other understandings, express or implied, among the Company and the Noteholders regarding the subject matter hereof.
9.    Choice of Law; Waiver of Trial by Jury. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.
10.    Counterparts; Delivery by Facsimile or Electronic Mail. This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any signature page delivered by telecopy machine or transmitted electronically in Portable Document Format (.pdf) shall be valid and binding to the same extent as an original signature page.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY: EMERGENT CAPITAL, INC., a Florida corporation By: /s/ Antony Mitchell Name: Antony Mitchell Title:

Signature Page to Consent and Forbearance Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NOTEHOLDER: Name: /s/ NOTEHOLDER It’s: ________________ Date: ________________ Principal Amount of Securities

Signature Page to Consent and Forbearance Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TRUSTEE: Wilmington Trust, National Association, solely as Indenture Trustee and not in its individual capacity By: /s/ Robert Bockrath Name: Robert Bockrath Title: ________________

Signature Page to Consent and Forbearance Agreement